ARTER & HADDEN LLP
                  1717 Main Street, Suite 4100
                      Dallas, Texas  75201
                       Tel:  214.761.2100
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                       September 17, 1998



Independent Bankshares, Inc.
Independent Capital Trust
547 Chestnut Street
Abilene, Texas 79602

     Re:  Registration Statement on Form S-2

Ladies and Gentlemen:

     On August 4, 1998, Independent Bankshares, Inc., a Texas corporation (the "Company"), and Independent Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), filed with the Securities and Exchange Commission a Registration Statement (Registration Statement Nos. 333-60649 and 333-60649-01) on Form S-2 under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as amended by Amendment No. 1 on Form S-2 filed on September 1, 1998 (as so amended, the "Original Registration Statement"), together with the Registration Statement on Form S-2 filed with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement" and, together with the Original Registration Statement, the "Registration Statements") relates to the offering (the "Offering") of (i) up to 230,000 shares (including shares subject to an over-allotment option) of the common stock, par value $0.25 per share (the "Common Stock"), by the Company, (ii) up to 1,300,000 (or $13,000,000 aggregate liquidation amount) of the 8.5% Cumulative Trust Preferred Securities (the "Preferred Securities") of the Trust (including securities subject to an over-allotment option), (iii) up to $13,402,063 aggregate principal amount of Subordinated Debentures of the Company (the "Debentures") and (iv) the Preferred Securities Guarantee of the Company associated therewith (the "Guarantee.") This firm has acted as counsel to the Company and the Trust in connection with the preparation and filing of the Registration Statements, and the Company has requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Restated Articles of Incorporation and the Bylaws, as amended, of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the issuance of the shares of Common Stock, the Preferred Securities, the Debentures and
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Independent Bankshares, Inc.
September 17, 1998
Page 2


the Guarantee and related matters; (iii) the Registration Statements and exhibits thereto; (iv) the Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware on July 29, 1998; (v) the Declaration of Trust of the Trust, dated as of July 29, 1998, among the Company and the trustees of the Trust named therein; (vi) a form of Amended and Restated Trust Agreement of the Trust, to be entered into among the Company, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the Trust (the "Trust Agreement"), attached as an exhibit to the Original Registration Statement; (vii) a form of Indenture to be entered between the Company and U.S. Trust Company of Texas, N.A. ("U.S. Trust") with respect to the Debentures (the "Indenture") and including as Exhibit A thereto a form of Debenture; (viii) a form of the Guarantee by and between the Company and U.S. Trust; (ix) such other documents and instruments as we have deemed necessary and (x) that certain opinion provided to us by Prickett, Jones, Elliott, Kristol and Schnee, special Delaware counsel to the Company, regarding, among other matters, the validity of the Debentures and the Guarantee pursuant to Delaware law. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and trustees of the Trust and upon documents, records and instruments furnished to us by the Company and the Trust, without independent check or verification of their accuracy.

     Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that:

     1. The Common Stock to be issued in the Offering has been duly authorized for issuance and, when issued by the Company against payment therefor, will be validly issued, fully paid and nonassessable.

     2. After the Indenture has been duly authorized, executed and delivered, the Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statements, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

     3. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or


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Independent Bankshares, Inc.
September 17, 1998
Page 3



obligation of the Company, we have assumed and have not verified that (a) each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) that the Debentures will be duly authenticated under the Indenture. The foregoing opinions are subject to the following qualifications: (a) any applicable bankruptcy, receivership, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance or other laws affecting the rights and remedies of creditors generally from time to time in effect; (b) the discretion of any court as to the enforcement of remedies and the judicial imposition of an implied covenant of good faith and fair dealing; (c) the possibility that certain indemnification or exculpation provisions may be construed to indemnify or exculpate to an extent greater than permissible under applicable law or public policy; (d) the rules of equity governing specific performance, injunctive relief or other equitable remedies or involving the exercise of judicial discretion in any proceedings at law or in equity; and (e) notwithstanding Section 15.5 of the Indenture, the possibility that a court may determine that the law of another jurisdiction has a materially greater interest in the outcome of the transaction than the State of Delaware.

      This  opinion  is  limited in all  respects  to  the  Texas
Business  Corporation  Act of the State  of  Texas,  the  General
Corporation Law of the State of Delaware and applicable federal laws, each as in effect on the date hereof.

      We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this option as an exhibit to the Registration Statements and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ ARTER & HADDEN LLP